SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14

                       Ridgestone Financial Services, Inc.
                 -----------------------------------------------
                (Name of Registrant as Specified in its Charter)


         --------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                       RIDGESTONE FINANCIAL SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held April 24, 2001


To the Shareholders of
   Ridgestone Financial Services, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Ridgestone Financial Services, Inc. (the "Company") will be held on Tuesday, April 24, 2001, at 10:00 A.M., local time, at the Westmoor Country Club, 400 South Moorland Road, Brookfield, Wisconsin, for the following purposes:

     1. To elect four directors to hold office until the 2004 annual meeting of shareholders and until their successors are duly elected and qualified.

     2. To consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     The close of business on March 2, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

     A proxy for the annual meeting and a proxy statement are enclosed herewith.


                                          By Order of the Board of Directors
                                          RIDGESTONE FINANCIAL SERVICES, INC.



                                          Christine V. Lake
                                          Vice President and Secretary
Brookfield, Wisconsin
March 21, 2001

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                       RIDGESTONE FINANCIAL SERVICES, INC.
                             13925 West North Avenue
                           Brookfield, Wisconsin 53005

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 24, 2001

     This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Ridgestone Financial Services, Inc. (the "Company"), beginning on or about March 21, 2001, in connection with a solicitation of proxies by the Board for use at the Company's annual meeting of shareholders to be held on Tuesday, April 24, 2001, at 10:00 A.M., local time, at the Westmoor Country Club, 400 South Moorland Road, Brookfield, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

     Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

     A proxy, in the enclosed form, which is properly executed, returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the four persons nominated for election as directors referred to herein, and on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

     Only holders of record of the Company's common stock, no par value (the "Common Stock"), at the close of business on March 2, 2001 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 876,492 shares of Common Stock, each of which is entitled to one vote per share.

     The Company is the parent corporation of Ridgestone Bank (the "Bank").

                              ELECTION OF DIRECTORS

     The Company maintains a staggered board of directors. The directors are divided into three classes consisting of four directors in each class. Each year, the terms of one class of directors expire. At the Annual Meeting, the shareholders will elect four directors to serve until the 2004 annual meeting of shareholders and until their successors are duly elected and qualified. The Company's other seven directors will continue to serve on the Board until their respective terms expire as indicated below. The Board's nominees for election as directors for terms expiring at the 2004 annual meeting are William F. Krause, Jr., Paul E. Menzel, Charles G. Niebler and James E. Renner. All of the nominees are currently serving as directors of the Company. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the four persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the director nominees has received a plurality of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

     The following sets forth certain information, as of March 2, 2001, about each of the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting. All directors of the Company also serve as directors of the Bank.

Nominees For Election at the Annual Meeting

Terms Expiring April 2004

     William F. Krause, Jr., 63, retired as President of Krause Funeral Home, Inc., a multi-location funeral service provider based in Milwaukee, Wisconsin, in 1998. He had served as its President since 1994 and was Vice President from 1962 to 1994. He is a member of the International Cemetery and Funeral Association and the Funeral Service Alliance of Wisconsin. Mr. Krause has been a director of the Company since 1996.

     Paul E. Menzel, 63, has been President and Chief Executive Officer of the Company and the Bank since 1995. For ten years prior thereto, Mr. Menzel was President and a director of M&I Wauwatosa State Bank. Mr. Menzel has been a director of the Company since 1995.

     Charles G. Niebler, 56, has been President of Eye Care Vision Centers, a multi-location optometry practice based in Brookfield, Wisconsin, since 1970. He is a member of the Milwaukee Optometric Society and the American and Wisconsin Optometric Associations. Dr. Niebler has been a director of the Company since 1996.

     James E. Renner, 62, owns Renner Oldsmobile and Renner Mitsubishi in Wauwatosa, Wisconsin. He became associated with the Oldsmobile dealership in 1958, and acquired the Mitsubishi dealership in 1993. Mr. Renner is a member of the Automobile Dealers of Mega Milwaukee, Inc. and the National Automobile Dealers Association. Mr. Renner has been a director of the Company since 1995.

     THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" EACH NOMINEE. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED "FOR" EACH NOMINEE.

Directors Continuing in Office

Terms Expiring April 2002

     Bernard E. Adee, 66, has served as Senior Vice President of Marshall Financial Consulting, LLC, a financial consulting firm based in Milwaukee, Wisconsin, since October 1998. Mr. Adee retired as First Vice President of Robert W. Baird & Co. Incorporated, an investment banking and brokerage firm, in September 1998. Mr. Adee has been a director of the Company since 1998.

     William R. Hayes, 56, has been a Vice President and Treasurer of the Company and Vice President, Cashier/Controller of the Bank since 1995. From 1988 to 1994, Mr. Hayes was Vice President, Cashier and Controller of M&I Wauwatosa State Bank, with responsibility for bank operations, financial reporting, human resources and regulatory compliance. Mr. Hayes has been a director of the Company since 1995.

     John E. Horning, 63, is Chairman of the Board and Chief Executive Officer of Shorewest Realtors, Inc., Wisconsin Mortgage Corporation and Heritage Title Service, all located in Brookfield, Wisconsin. He has been employed by Shorewest Realtors since 1950. He is a member of the national, state and Metropolitan Milwaukee Boards of Realtors. Mr. Horning has been a director of the Company since 1995.

Terms Expiring April 2003

     Gregory J. Hoesly, 44, has been President of L.L. Richards Machinery Co., Inc., a Butler, Wisconsin machine tool dealer, since 1992, and has been employed by such company since 1984. He is a member of the American Machine Tool Distributors Association, the Machinery Dealers National Association, the Association of Machinery and Equipment Appraisers and the Butler Area Chamber of Commerce. Mr. Hoesly has been a director of the Company since 1996.

     Christine V. Lake, 48, has been a Vice President of the Company since 1995, Secretary of the Company since January 1996 and Executive Vice President of the Bank since February 1996. Ms. Lake served as Vice President of M&I Wauwatosa State Bank from 1991 to 1994 with responsibilities for management of the Consumer Banking Division. From 1994 to 1995, Ms. Lake was a Vice President of M&I Marshall & Ilsley Bank in Retail Administration. Ms. Lake has been a director of the Company since 1996.

     Richard A. Streff, 69, has been Chairman of the Board of Streff Advertising, Inc. of Wauwatosa, Wisconsin since 1960. He is a member of the Promotional Products Association of America. Mr. Streff has been a director of the Company since 1995.

     William J. Tetzlaff, 69, has been President of Tetzlaff Associates, Inc., a consulting services company in Wauwatosa, Wisconsin, since 1991, and Vice President of Around the Globe Travel, Inc., a travel agency located in Wauwatosa, Wisconsin, since 1995. Mr. Tetzlaff has been a director of the Company since 1995.

                               BOARD OF DIRECTORS

General

     The Board has standing Audit and Personnel Committees. The functions of the Audit Committee are to recommend to the Board the appointment of independent auditors, review the independence of the auditors, approve the scope of the annual audit, approve the audit fee payable to the auditors and review the audit results. Messrs. Adee, Horning and Renner are members of the Audit Committee. The Board has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement. All of the members of the Audit Committee satisfy the requirements for independence set forth in Section 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee met three times during 2000. The Audit Committee of the Board of Directors of the Bank, which currently consists of Messrs. Adee, Horning and Renner, met three times in 2000.

     The Personnel Committee of the Board is responsible for administering the Company's 1996 Stock Option Plan, as amended (the "1996 Plan"). The members of the Personnel Committee, which met once in 2000, are Messrs. Krause, Renner and Streff. Beyond administering the 1996 Plan, the Personnel Committee of the Board does not consider any other matters regarding compensation since such compensation is currently paid only at the Bank level and not at the Company level. The Personnel Committee of the Board of Directors of the Bank reviews and recommends to the Bank's Board of Directors the compensation structure for the directors, officers and other managerial personnel of the Bank, including salary rates, fringe benefits, non-cash perquisites and other forms of compensation. The Personnel Committee of the Board of Directors of the Bank, which met once in 2000, consists of Messrs. Krause, Renner and Streff.

     The Board does not have a standing nominating committee. The Board will consider nominations for directors made by shareholders provided such nominations are made in writing, contain certain information specified in the Company's By-Laws and are delivered to the President of the Company no less than 14 days or more than 50 days prior to any meeting of shareholders called for the election of directors.

     The Board held four meetings during 2000. During 2000, each director of the Company attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which such director served during the year except for Mr. Horning.

Director Compensation

     The Company currently does not pay any compensation to its directors. Directors of the Bank receive a fee of $250 per meeting attended as well as a fee of $50 per committee meeting attended. Employee directors of the Bank are not entitled to receive the committee meeting fee.

                               EXECUTIVE OFFICERS

     Paul E. Menzel, the Company's President and Chief Executive Officer, William R. Hayes, the Company's Vice President and Treasurer, and Christine V. Lake, the Company's Vice President and Secretary, are the only executive officers of the Company. Certain information regarding the executive officers is set forth under the caption "Election of Directors." The executive officers of the Company serve at the pleasure of the Board.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information, as of March 2, 2001, regarding beneficial ownership of Common Stock by each director and nominee, the Company's Chief Executive Officer, and all of the directors, nominees and executive officers of the Company as a group. As of the date of this Proxy Statement, except as otherwise indicated below, the Company was not aware of any shareholder who beneficially owned in excess of 5% of the outstanding shares of Common Stock.

                                                     Number of
                                                       Shares            Percent
                                                    Beneficially            of
Name of Beneficial Owner(1)                            Owned              Class
------------------------                            ------------         -------

Bernard E. Adee                                        4,625               *
William R. Hayes                                      26,708(2)            3.0%
Gregory J. Hoesly                                      7,350               *
John E. Horning                                        3,313               *
William F. Krause, Jr.                                 7,625               *
Christine V. Lake                                     43,042(3)            4.7%
Paul E. Menzel                                       108,374(4)           11.4%
Charles G. Niebler                                     9,449(5)            1.1%
James E. Renner                                        5,250               *
Richard A. Streff                                      5,250(6)            *
William J. Tetzlaff                                    4,335(7)            *
Directors, nominees and executive officers
 of the Company as a group (11 persons)              225,321(8)           22.4%
---------------
*Less than one percent (1%).

(1) The address of each of the persons named in the table is 13925 West North Avenue, Brookfield, Wisconsin 53005.
(2) Includes 18,833 shares which Mr. Hayes has the right to acquire upon the exercise of vested stock options.
(3) Includes 4,425 shares held by Ms. Lake's spouse and 32,667 shares which Ms. Lake has the right to acquire upon the exercise of vested stock options.
(4) Includes 3,384 shares held by Mr. Menzel's spouse and 77,500 shares which Mr. Menzel has the right to acquire upon the exercise of vested stock options.
(5)  Includes 1,449 shares held by Dr. Niebler's spouse.
(6) Includes 1,050 shares held by Mr. Streff's spouse and 1,050 shares held by Streff Advertising, Inc.
(7) Includes 1,500 shares held by the William Tetzlaff Family Trust, of which Mr. Tetzlaff is a trustee.
(8) Includes an aggregate of 129,000 shares subject to currently exercisable and vested stock options.

                             EXECUTIVE COMPENSATION

Summary Compensation Information

     The following table sets forth certain information concerning compensation paid to or earned by Mr. Menzel, the Company's President and Chief Executive Officer, in each of the last three fiscal years. No executive officer of the Company or the Bank other than Mr. Menzel received in excess of $100,000 in cash compensation during fiscal 2000.

                              Summary Compensation Table


                                                               Long Term
                                                              Compensation
                                        Annual                ------------
                                     Compensation              Securities
   Name and               ---------------------------------    Underlying         All
   Principal              Salary(1)   Bonus    Other Annual      Stock           Other
   Position        Year      ($)       ($)     Compensation    Options(#)    Compensation
----------------   ----   ---------   ------   ------------   ------------   ------------
Paul E. Menzel     2000   $125,500    $    0    $ 9,488(2)       25,000        $2,840(3)
 President and     1999    123,000     7,000      9,191(4)       25,000         2,752
 Chief Executive   1998    111,668         0      8,927(5)       25,000         3,762
 Officer
--------------

(1)  Includes $3,000 in director fees in connection with meetings of the Bank's Board of
     Directors in each year.

(2)  Consists of $2,078 for a car allowance and $7,410 for a country club membership.

(3)  Consists of (i) $2,489, which is the dollar value of premiums paid by the Company on a split-dollar life insurance policy for the benefit of Mr. Menzel, and (ii) $351 of life insurance premiums paid by the Bank pursuant to a second life insurance policy.

(4)  Consists of $1,965 for a car allowance and $7,226 for a country club membership.

(5)  Consists of $1,817 for a car allowance and $7,110 for a country club membership.

Stock Options

     The Company has in effect the 1996 Plan pursuant to which options to purchase Common Stock may be granted to employees (including officers) of the Company and its subsidiaries. The following table presents certain information about grants of stock options made during fiscal 2000 to Mr. Menzel.

                        Option Grants in 2000 Fiscal Year
                                Individual Grants
--------------------------------------------------------------------------------
                      Number of        Percent of Total   Exercise
                      Securities       Options Granted    or Base
                  Underlying Options   to Employees in     Price      Expiration
Name                Granted (#)(1)       Fiscal Year      ($/Share)      Date
----             -------------------   ----------------   ---------   ----------
Paul E. Menzel          25,000               33.8%           $6.00     4/10/10

----------------------
(1) The options reflected in the table (which are nonstatutory options for purposes of the Internal Revenue Code) were granted on April 10, 2000. One-third of the options will vest and become exercisable on the first anniversary of grant, an additional one-third of the options will vest and become exercisable on the second anniversary of grant and the final one-third of the options will vest and become exercisable on the third anniversary of grant.

     The following table sets forth information regarding unexercised options held by Mr. Menzel at the fiscal year-end. No options were exercised by Mr. Menzel in 2000.

                             Fiscal Year-End Options

                                            Number of Securities
                                           Underlying Unexercised
                                              Options at Fiscal
                                                Year-End (#)1
                                   --------------------------------------
Name                                 Exercisable          Unexercisable
----                               ---------------      -----------------
Paul E. Menzel                         77,500                50,000

(1) As of the fiscal year-end, the per share exercise prices of Mr. Menzel's options exceeded the fair market value of a share of the underlying Common Stock.

Employment Agreement

     The Bank has an employment agreement with Mr. Menzel which initially provided for a three-year term that commenced on December 31, 1997. The agreement provides that the term will be automatically extended on December 31 of each year for an additional year, unless at least 60 days before such renewal date the Bank or Mr. Menzel gives notice that the term will not be extended beyond the then current expiration date. The expiration date of the agreement has been extended in accordance with the foregoing provision and currently is December 31, 2003. The agreement further provides that Mr. Menzel will be paid a base salary and such bonuses as may from time to time be determined by the Board of Directors of the Bank. The agreement provides that Mr. Menzel's base salary (exclusive of bonus) will not be less than his salary (exclusive of bonus) in effect on the date of the agreement and may not be reduced at any time after any increase is approved by the Board of Directors of the Bank. The agreement will terminate upon Mr. Menzel's death or disability, for cause, or upon voluntary termination by Mr. Menzel.

     If Mr. Menzel resigns or is terminated following a "change in control" (as defined below), Mr. Menzel will be entitled to a lump sum severance payment equal to three times the sum of (i) his then current salary and (ii) his average bonus over the three years preceding termination. Alternatively, Mr. Menzel may elect to receive his severence payment in installments over a period of three years commencing on the termination date. The termination payment and amount of benefits may be reduced to the extent necessary to avoid an "excess parachute payment" under the Internal Revenue Code. The agreement defines a "change in control" as any of the following, whether in a single transaction or in a series of transactions: (i) the acquisition by any person or group of 25% or more of the voting power of the Company or the Bank; (ii) the combination of the Company or Bank with any entity after which less than 75% of the outstanding securities of the surviving entity are owned by former shareholders of the Company; or
(iii) the sale, lease or other transfer by either the Company or the Bank of all or substantially all of its respective properties or assets other than in the ordinary course of business. In addition, if Mr. Menzel is terminated by the Bank "in contemplation of" a change in control, or is terminated by the Bank (or other surviving entity) during the twelve-month period after a change in control, such termination will be deemed to be a change in control for purposes of the agreement. The agreement also provides that if Mr. Menzel is terminated by the Bank during the three-month period prior to the announcement of a change in control, such termination will be deemed to be a termination "in contemplation of" a change in control.

     If any of the following events occur after a change in control without Mr. Menzel's written consent, then Mr. Menzel may terminate his employment by giving at least 90 days' prior written notice: Mr. Menzel is assigned to positions, duties or responsibilities that are less significant than his positions, duties and responsibilities at the commencement of the employment term; Mr. Menzel is removed from or is not re-elected to any of his positions (subject to certain exceptions); Mr. Menzel's base salary or relative bonus is reduced; Mr. Menzel is transferred to a location more than 35 miles from Brookfield, Wisconsin; or in the event of a change in control of the Company in which the Company is not the surviving entity, the surviving entity fails to execute an employment agreement in substantially the same form as Mr. Menzel's current employment agreement. If Mr. Menzel terminates his employment in such a situation, then he will be entitled to the same severance payment as if he had been terminated following a change in control.

     For the three years following termination, Mr. Menzel will also be entitled to receive all other benefits, including retirement benefits and deferred compensation, to which he would have been entitled had he remained employed by the Bank.

Salary Continuation Agreement

     The Bank also has a Salary Continuation Agreement ("Continuation Agreement") with Mr. Menzel, generally providing to him or his beneficiaries the right to receive certain benefits in the event of either (i) Mr. Menzel's death or (ii) the termination of his employment with the Bank. Under the terms of the Continuation Agreement, the amount of benefits Mr. Menzel receives will be determined by the cause and timing of either his death or termination of employment. The Continuation Agreement generally provides that the annual benefit payments will be no more than $120,100 (subject to upward adjustment). The aggregate amount of these benefits will generally be paid to Mr. Menzel or his beneficiary in twelve equal monthly installments for the duration of Mr. Menzel's life, but in any event until 179 additional payments have been made to Mr. Menzel or his beneficiary (except that, in the event of the death of Mr. Menzel's beneficiary prior to receipt of all benefits due such beneficiary under the Continuation Agreement, the remaining benefits will be paid in a lump sum to such beneficiary's estate). Such payments will begin on the first day of the month following the termination event or on the first day of the month following Mr. Menzel's 70th birthday in the event he retires before then. No benefits will be paid to Mr. Menzel if, among other things, (a) such benefit would result in an excise tax under Section 280G of the Internal Revenue Code; (b) Mr. Menzel's employment is terminated for Cause (as such term is defined in the Continuation Agreement); or (c) Mr. Menzel violates the noncompetition provisions contained in his employment agreement.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During fiscal 2000, the Committee met three times, and the Committee discussed the interim financial information contained in each quarterly earnings announcement with the Company's management and independent auditors prior to public release.

     The Committee members reviewed and discussed the audited financial statements for fiscal 2000 with management. The Committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with the Company's independent auditors, Virchow, Krause & Company, LLP. The Committee received a written disclosure and letter from Virchow, Krause & Company, LLP as required by Independence Standards Board Standard No. 1, and discussed with Virchow, Krause & Company its independence. Based on its review and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission.


Bernard E. Adee
John E. Horning
James E. Renner

                              CERTAIN TRANSACTIONS

     The Bank from time to time makes loans or extends credit to certain directors, executive officers, their affiliates and their family members. All such loans and extensions of credit made to date were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time of such transactions for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

                              INDEPENDENT AUDITORS

General

     Virchow, Krause & Company, LLP ("Virchow Krause") served as the Company's independent auditors for the fiscal year ended December 31, 2000. The Board has similarly appointed Virchow Krause to serve as independent auditors for the Company for the fiscal year ending December 31, 2001. Representatives of Virchow Krause are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed in 2000 by Virchow Krause for professional services rendered for the review of the Company's quarterly financial statements included in the Company's Quarterly Reports on Form 10-QSB and the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 were $56,445.

Financial Information Systems Design and Implementation Fees

     Virchow Krause did not render professional services for information technology systems design or implementation for the fiscal year ended December 31, 2000.

All Other Fees

     The aggregate fees billed in 2000 by Virchow Krause for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2000 were $24,005.

     The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

                                  MISCELLANEOUS

Shareholder Proposals

     Proposals of shareholders pursuant to Rule 14a-8 ("Rule 14a-8") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are intended to be presented at the 2002 annual meeting must be received by the Company no later than November 16, 2001 to be included in the Company's proxy materials for that meeting. Further, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 on or prior to February 5, 2002, then the persons named in proxies solicited by the Board of Directors for the 2002 annual meeting may exercise discretionary voting authority with respect to such proposal.

Solicitation Expenses

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will also reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file reports of ownership and changes of ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require such persons to furnish the Company with copies of all Section 16(a) reports they file. Based on such reports, the Company believes that all of its officers and directors have complied with the Section 16(a) filing requirements for the year ended December 31, 2000.

     The Company will provide without charge a copy of its Annual Report on Form 10-KSB (including financial statements and financial schedules, but not including exhibits thereto), as filed with the Securities and Exchange Commission, to each person who is a record or beneficial owner of Common Stock as of the record date for the Annual Meeting. A written request for a Form 10-KSB should be directed to William R. Hayes, Vice President and Treasurer, Ridgestone Financial Services, Inc., 13925 West North Avenue, Brookfield, Wisconsin 53005.

                                       By Order of the Board
                                       of Directors
                                       RIDGESTONE FINANCIAL
                                       SERVICES, INC.



                                       Christine V. Lake
                                       Vice President and Secretary
March 21, 2001

                                                                      APPENDIX A


                       RIDGESTONE FINANCIAL SERVICES, INC.
                             Audit Committee Charter
                                 April 25, 2000

     In order to assist the Audit Committee ("Committee") of the Board of Directors (the "Board") of Ridgestone Financial Services, Inc. (the "Company") in carrying out its duties and responsibilities, the following is the Audit Committee Charter. This Charter, however, is not intended to, and does not, create any legal or fiduciary duties or responsibilities or form the basis for a breach of fiduciary duty or potential liability if not complied with.

     1. The Committee shall consist entirely of non-employee directors, each of whom shall be "independent" as that term is used in the applicable rules and regulations of the National Association of Securities Dealers, Inc.

     2. Absent unusual circumstances, the Committee shall attempt to meet at least twice annually. Special meetings shall be held as circumstances require as determined by the Chairman of the Audit Committee or by any two other members of the Committee.

     3.  The Committee's responsibilities shall include the following:

         a. Recommend annually to the Board a firm of independent certified public accountants to serve as the Company's independent public accountant for the forthcoming year, which firm is ultimately accountable to the Committee and the Board. See Item 8.

         b. Be well-informed about the Company's quarterly and annual financial reports by receiving copies of all such reports.

         c. Review with the Company's chief executive officer, chief financial officer and/or its principal accounting officer and the Company's independent public accountant the areas of financial risk that could have a material adverse effect on the Company's results of operation or financial condition.

         d. Review with the Company's chief executive officer, chief financial officer and/or its principal accounting officer the Company's annual audit plans.

         e. Consider, in consultation with the Company's independent public accountant, the audit scope and procedural plans made by the Company's management and the independent public accountant.

         f. Provide that management and the independent public accountant discuss with the Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the

     Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

         g. Review with the Company's chief executive officer, chief financial officer and/or its principal accounting officer the Company's in-house policies and procedures for regular review of officers' conflicts of interest.

         h. Review management's plans for engaging the Company's independent public accountant to perform management advisory services during the coming year; provided, that to the extent the Company's independent public accountant's independence from the Company is not compromised, management may engage the Company's independent public accountant to perform such services and report the extent and outcome of such services to the Committee at its next meeting.

         i. Periodically review and analyze with the Company's chief executive officer, chief financial officer and/or its principal accounting officer and the Company's independent public accountant comparable public company financial reporting and accounting policies and practices that differ from those of the Company.

         j. Evaluate the performance of the independent public accountant and, if so determined by the Committee, to recommend that the Board replace the independent public accountant.

         k. Receive written confirmation from the Company's independent public accountant that it is independent from the Company within the meaning of the Securities Act of 1933, as amended, as administered by the Securities and Exchange Commission, and within the requirements of the Independence Standards Board, as well as to review periodic reports from the Company's independent public accountant delineating all relationships between the independent public accountant and the Company and otherwise regarding the independence of the independent public accountant, to discuss such reports with the independent public accountant and to recommend, if so determined, that the Board take appropriate action to oversee the independence of the independent public accountant.

         l. Prepare, in consultation with management, the Audit Committee report required to appear in the Company's annual proxy statement by the rules and regulations of the Securities and Exchange Commission.

         m. Review with management and the independent public accountant their assessments of the adequacy of internal controls and the resolution of identified material weaknesses and reportable conditions in internal controls.

     4. The Committee shall have unrestricted lines of communication with the chief executive officer, chief financial officer and/or principal accounting officer of the Company, as well as the Company's independent auditors, at all times.

     5. The Committee shall advise the Company's chief executive officer, chief financial officer and/or chief accounting officer that it expects to be consulted before the Company seeks a second opinion on any significant accounting issue from an auditing firm other than the Company's auditing firm.

     6. The Committee, through its Chairman, shall report its activities to the full Board after each committee meeting so that the Board is kept informed of its activities on a current basis.

     7. The Committee shall meet with the Company's outside counsel, when appropriate, to discuss legal matters that may have a significant impact on the Company's financial statements.

     8. Factors to be considered in recommending to the Board the selection or retention of an independent public accountant to serve as the Company's independent public accountant shall include, without limitation, the following:

         a. Opinions by appropriate management personnel on the capabilities, resources and performance of the public accounting firm;

         b. The firm's proposed audit fee and explanations for any material fee changes from prior years;

         c. The expected level of participation by the firm's partner designated to the Company's account and other management personnel in the audit examination and the mix of skills and experience of the firm's staff and its staff rotation policy with respect to the Company;

         d. If a new public accounting firm is being considered, the steps planned to ensure a smooth and effective transition;

         e. If a new public accounting firm is being considered, the report of the firm's latest peer review conducted pursuant to a professional quality control program and any significant litigation problems or disciplinary actions by the SEC or others;

         f. If a new public accounting firm is being considered, the proposed firm's credentials, capabilities and reputation and a list of clients in the same geographical area and in the same industry; and

         g.  The auditing firm's independence from the Company.

     9. The following are general post-audit review considerations and guidelines:

         a. The Committee should attempt to obtain from the Company's chief financial officer and/or chief accounting officer explanations for all significant variances in the financial statements between years.

          b. The Committee should request an explanation from management and the independent public accountant of changes in accounting standards or rules promulgated by the FASB, SEC or other regulatory bodies that have or will have a material effect on the Company's financial statements or accounting policies or practices.

          c. The Committee should inquire about the existence and substance of any significant accounting accruals, charge-offs, loan loss or other reserves or estimates made by management that had or will have a material impact on the financial statements.

          d. The Committee should attempt to meet privately with the independent public accountant to request its opinion on various matters, including the quality of financial and accounting personnel.

          e. The Committee should ask the independent public accountant (i) any significant findings during the year and management's response to them;
     (ii) any difficulties the independent public accountant encountered while conducting audits; (iii) what its greatest concerns were in the course of the audit; and (iv) if it believes anything else should be discussed with the Committee while not in the presence of management or the Company's chief financial officer and/or principal accounting officer.

         f. The Committee should review the letter of management representations given to the independent public accountant and inquire whether it encountered any difficulties in obtaining the letter or any specific representations therein.

         g. The Committee should discuss with management and the independent public accountant the substance of any significant issues raised by outside counsel concerning litigation, contingencies, claims or assessments. The Committee should attempt to understand how such matters are reflected in the Company's financial statements.

         h. The Committee should attempt to inquire with the Company's chief executive officer, chief financial officer and/or chief accounting officer whether there are any significant tax matters that have been or might be reasonably disputed by the IRS or state agencies, and inquire as to the status of the related tax reserves.

         i. The Committee, at least through its Chairman, should attempt to review with management the MD&A section of the Company's annual report and ask the extent to which the independent public accountant reviewed the MD&A section. Similar efforts should be attempted, at least on a post-filing basis, with respect to the Company's quarterly reports, which may be accomplished by the Chairman of the Committee on behalf of the Committee. The Committee should ask the independent public accountant whether the other sections of the annual report to shareholders are consistent with the information reflected in the financial statements.

     10. The Committee must review this Charter not less than annually and should seek the input of the Company's independent public accountant and the Company's chief executive officer, chief financial officer and/or chief accounting officer with regard to the adequacy of the Charter and the desirability of amendments hereto.

                                                                      APPENDIX B



                       RIDGESTONE FINANCIAL SERVICES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints PAUL E. MENZEL and WILLIAM R. HAYES, or either of them (with full power of substitution in each of them), as Proxies, and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Ridgestone Financial Services, Inc. held of record by the undersigned on March 2, 2001, at the annual meeting of shareholders to be held on April 24, 2001, or any adjournment or postponement thereof.


     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees.


             [ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ]

                RIDGESTONE FINANCIAL SERVICES, INC. 2001 ANNUAL MEETING

1. ELECTION OF        1-W. Krause    2-P. Menzel   [ ] FOR all     [ ] WITHHOLD
   DIRECTORS (for     3-C. Niebler   4-J. Renner       nominees        AUTHORITY
   terms expiring                                      listed to       to vote
   at the 2004                                         the left        for all
   annual meeting                                      (except as      nominees
   and until their                                     specified       listed to
   successors are                                      below).         the left.
   duly elected
   and qualified)



                                                        _______________________
(Instructions:  To withhold authority to vote          [                       ]
for any indicated nominee, write the number(s)         [                       ]
of the nominee(s) in the box provided to the right).   [_______________________]


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



Check appropriate box    Date _______________, 2001          NO. OF SHARES
Indicate changes below:                                 _______________________
                                                       [                       ]
Address Change?  [ ]     Name Change?  [ ]             [                       ]
                                                       [_______________________]

                                                       Signature(s) In Box
                                                       Please sign exactly how
                                                       your name appears hereon.
                                                       When shares are held by
                                                       joint tenants, both
                                                       should sign. When signing
                                                       as attorney, executor,
                                                       administrator, trustee or
                                                       guardian, please give
                                                       full title as such. If a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       President or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in partnership name by an
                                                       authorized person.